Exhibit 11
                  MELVILLE CORPORATION AND SUBSIDIARY COMPANIES
                        COMPUTATION OF PER SHARE EARNINGS
               ($ and shares in thousands, except per share data)
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                                                               Twelve Months Ended     Twelve Months Ended     Twelve Months Ended
                                                                  December 31,            December 31,             December 31,
                                                                      1995                    1994                    1993
                                                                      ----                    ----                    ----
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PRIMARY (LOSS) EARNINGS PER COMMON SHARE:
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  Net (loss) earnings                                                  ($657,106)              $307,470                $331,790
  Less:  Preferred dividends, net                                         16,964                 17,027                  16,807
                                                                -----------------       ----------------        ----------------
  Net (loss) earnings used to calculate
    primary (loss) earnings per share                                  ($674,070)              $290,443                $314,983
                                                                =================       ================        ================

  Weighted average number of shares outstanding                          105,081                105,481                 105,069
  Add:  Weighted average number of shares which
        could have been issued upon exercise
        of outstanding options                                                18                     47                     281
                                                                -----------------       ----------------        ----------------
  Weighted average number of shares used to
    compute primary (loss) earnings per share                            105,099                105,528                 105,350
                                                                =================       ================        ================

Primary (loss) earnings per share                                         ($6.41)                 $2.75                   $2.99
                                                                =================       ================        ================

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FULLY DILUTED (LOSS) EARNINGS PER COMMON SHARE:
--------------------------------------------------------
  Net (loss) earnings                                                  ($657,106)              $307,470                $331,790
  Less:  Preferred dividends                                                  53                     53                      53
                                                                -----------------       ----------------        ----------------
  Net (loss) earnings used to calculate fully diluted
    (loss) earnings per share, before adjustments                       (657,159)               307,417                 331,737

  Less: Adjustments resulting principally from the
        assumed conversion of the Series One ESOP
        Convertible Preference Stock, net of tax benefit                  (1,213)                   557                     510
                                                                -----------------       ----------------        ----------------
  Net (loss) earnings used to calculate fully diluted
    (loss) earnings per share                                          ($655,946)              $306,860                $331,227
                                                                =================       ================        ================

  Weighted average number of shares used to
    compute primary (loss) earnings per share                            105,081                105,481                 105,069

  Add:  Weighted average shares of Series One
        Convertible Preference Stock assuming
        conversion                                                         7,344                  7,339                   6,830

  Add:  Weighted average number of shares which
        could have been issued upon exercise
        of outstanding options                                                19                     47                     293

  Add:  Weighted average number of shares which
        could have been issued upon conversion of
        4 7/8% debentures                                                      3                      3                       6
                                                                -----------------       ----------------        ----------------
  Weighted average number of shares used to compute
    fully diluted (loss) earnings per share                              112,447                112,870                 112,198
                                                                =================       ================        ================

  Fully diluted (loss) earnings per share                                 ($5.83)                 $2.72                   $2.95
                                                                =================       ================        ================
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